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ONETRAVEL HOLDINGS, INCORPORATED
1200 LAKE HEARN DRIVE SUITE 300 ATLANTA, GA 30319
o TEL 404-256-6620 o FAX 404-943-1094
(www.onetravelholdings.com)
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FOR IMMEDIATE RELEASE

               ONETRAVEL HOLDINGS COMPLETES SALE OF SUNTRIPS BRAND

ATLANTA - March 9, 2006--OneTravel Holdings, Inc. (AMEX: OTV), a leading online and offline provider of travel and leisure services, announced today that its wholly-owned subsidiary FS SunTours, Inc. d/b/a SunTrips has closed on the sale of its intellectual property including the SunTrips brand name to Crystal Hospitality Holdings, Inc. The transaction was restructured, and the terms and consideration were revised from that previously disclosed. As consummated, the sale consideration is principally an obligation by Crystal to expend not less than $1.2 million annually, for seven years, either paid in cash to FS SunTours, Inc. or through the satisfaction of certain FS SunTours liabilities. FS SunTours is coordinating with Crystal in order to effect a smooth transition. All SunTrips customers who are scheduled for travel after April 3, 2006 will be contacted to confirm or arrange alternative travel plans.

A more complete description of the sale terms will be set forth in the Company's Form 8-K filed in connection with this transaction.

Commenting on the Sale for FS SunTours, President Matthew Holliday stated: "The SunTrips brand is in much better hands owned by Crystal Hospitality Holdings, Inc. The SunTrips brand is still very strong, but capital constraints as well as inherited operational inefficiencies have greatly limited our ability to make and implement strategic decisions that may have enabled us to turn the business around. The structure of this transaction will enable FS SunTours, Inc. to maximize the consideration to be received for the business in its present condition."

Also commenting on the sale, OTV President Marc Bercoon stated: "Despite our efforts to turn the business around, FS SunTours has suffered significant losses for an extended period of time and it had to be sold to stop the operating losses. FS SunTours intends to retain a consultant to review all of FS SunTours' transactions and activities in order to wind down the business in a manner that will best serve FS SunTours' customers and creditors."

ABOUT ONETRAVEL HOLDINGS, INC. (AMEX:OTV)

OneTravel Holdings, Inc. (www.onetravelholdings.com) derives all of its revenues from its travel business subsidiaries, Farequest Holdings, Inc., operating under the name 1-800-CHEAPSEATS, www.cheapseats.com and OneTravel, Inc. operating under the names www.onetravel.com, www.discounthotels.com and www.11thhour.com.


Statements in this news release about anticipated or expected future revenue or shareholder value growth or expressions of future goals or objectives, including statements regarding market conditions or whether current plans to grow and strengthen the Company's business will be implemented or accomplished, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release and documents, the words "anticipate", "believe", "estimate", "expect" and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. All forward-looking statements in this release are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its business due to a lack of capital or a change in market demand for its products and services or to fully or effectively integrate all business units or the inability to realize anticipated cost savings or revenue and stockholder value growth opportunities associated with the acquisitions of Farequest Holdings, Inc. and


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OneTravel, Inc. The Company has previously mentioned in conference calls that gross bookings are not equal to gross revenues under generally accepted accounting principles, so no inference can be made about profitability based on gross bookings unless expressly stated by the Company. The Company is also subject to those risks and uncertainties described in the Company's filings with the U.S. Securities and Exchange Commission ("SEC"), including the Company's historical losses and negative cash flow, its need for additional capital, including to finance the $12,500,000 promissory notes payable to the former stockholders of OneTravel, Inc., and that future financing, if available, will dilute the Company's current common stockholders, plus the Company's ability to maintain listing with the American Stock Exchange, which if not maintained could have an adverse affect on the Company's stock value and liquidity. Additionally, forward-looking statements concerning the performance of the travel and leisure industry are based on current market conditions and risks, which may change as the result of certain regulatory, political, or economic events, a shift in consumer travel preferences, as well as those risks and uncertainties described in the Company's SEC filings, which could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements. For a complete description of the items approved at the annual stockholder's meeting, the Company's proxy statement is available for viewing in the Company's SEC filings.


Company Contact:
Robert Prag
Del Mar Consulting Group
858-794-9500
rprag@delmarconsulting.com


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